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                                                                    EXHIBIT 10.5



                            SUMMARY OF AMENDMENT TO

                          HILTON HOTELS CORPORATION'S

              1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


         On January 19, 1995, the Board of Directors of Hilton Hotels Corporation (the "Company") authorized an amendment to the Company's 1990 Stock Option and Stock Appreciation Rights Plan (the "Plan"). Section 4 of the Plan was amended to provide that the aggregate number of shares for which an option or stock appreciation right or rights may be granted to any one employee during any one year shall not exceed 150,000 shares. Prior to said amendment, the Plan provided that the maximum grant to any one employee during any one year was 10% of the shares reserved for issuance under the Plan (which amount is currently 150,000 shares).

         The above described amendment to the Plan was authorized by the Company's Board of Directors, subject to approval by the Company's stockholders at the annual meeting of stockholders scheduled for May 11, 1995 (the "Annual Meeting"). A copy of the Plan, as amended, along with a more detailed discussion of the Plan amendment, will be contained in the Company's proxy statement with respect to the Annual Meeting, which will be distributed to the Company's stockholders prior to April 30, 1995.